UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2022

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 24, 2022, Applied Genetics Technology Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alliance Holdco Limited, a private limited company organized under the laws of England and Wales (the “Parent”), and Alliance Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Purchaser”). The Merger Agreement provides for the acquisition of the Company by the Parent through a tender offer (the “Offer”) by the Purchaser for all of the Company’s outstanding shares of common stock (“Common Stock”) for: (1) $0.34 per share of Common Stock, without interest and less any applicable withholding taxes (the “Cash Consideration”); and (2) one contingent value right (each a “CVR”) per share of Common Stock representing the right to receive potential milestone payments, currently estimated to be up to approximately $0.73 per CVR in the aggregate (without interest and less any applicable withholding taxes) (the Cash Consideration plus one CVR, collectively, as such amount may be increased in accordance with the terms of the Merger Agreement, the “Offer Price”).

The Offer, as extended, expired at 5:00 p.m. Eastern Time on November 30, 2022 (the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised the Company and the Purchaser that, as of the Expiration Time, 36,359,379 shares of Common Stock (excluding shares of Common Stock tendered pursuant to guaranteed delivery procedures that were not yet delivered in satisfaction of such guarantee) have been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 53.0% of the outstanding shares of Common Stock and Company RSUs (as defined below) as of the Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) to the Offer has been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on November 30, 2022, the Purchaser irrevocably accepted for payment all shares of Common Stock that were validly tendered, and not properly withdrawn, pursuant to the Offer. In addition, the Depositary and Paying Agent has advised the Company and the Purchaser that, as of the Expiration Time, 1,541,513 shares of Common Stock have been tendered by Notice of Guaranteed Delivery, representing approximately 2.2% of the issued and outstanding shares of Common Stock and Company RSUs as of the Expiration Time. The Depositary and Paying Agent will transmit payments to tendering Company stockholders whose shares of Common Stock have been accepted for payment in accordance with the terms of the Offer. The Cash Consideration was paid from available cash of the Parent or its affiliates.

As soon as practicable following the consummation of the Offer, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on November 30, 2022, the Purchaser was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) in the Merger as a wholly owned indirect subsidiary of the Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares held in the treasury of the Company or owned by any subsidiary of the Company, the Parent, the Purchaser or any other subsidiary of the Parent, which were canceled and ceased to exist and no consideration was delivered in exchange therefor; and shares owned by the Company’s stockholders who properly exercised and perfected their demands for appraisal of such shares in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the Effective Time, were converted into the right to receive consideration equal to the Offer Price, without any interest thereon and subject to applicable tax withholding (the “Merger Consideration”).

Pursuant to the Merger Agreement, the treatment of the Company’s equity awards was as follows:

•

effective as of immediately prior to the Effective Time, each outstanding and unvested restricted stock unit (“Company RSU”) was automatically cancelled and converted into the right to receive (without interest and subject to applicable withholding) from the Purchaser (I) an amount in cash equal to (x) the number of shares of Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Cash Consideration and (II) one CVR for each share of Common Stock subject to such Company RSU; and

•

effective as of immediately prior to the Effective Time, each option to purchase shares of Common Stock from the Company (a “Company Option”) that had a per share exercise price equal to or exceeding the Cash Consideration (an “Out-of-the-Money Company Option”) was cancelled and terminated without any payment or delivery being made in respect thereof (whether in the form of cash or a CVR) and the holder of such Company Option has no further rights with respect thereto. All of the Company Options were Out-of-the-Money Company Options.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 24, 2022 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On December 1, 2022, in connection with the consummation of the Merger, the Company terminated the Loan and Security Agreement, dated as of June 30, 2020, by and among the Company, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and the Lenders, as amended on May 13, 2021 (the “Loan Agreement”), and terminated all commitments under the Loan Agreement and repaid in full all obligations under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), other than any other obligations which, by the express terms of the Loan Agreement and the other Loan Documents, survive the termination of the Loan Agreement and the other Loan Documents and the repayment in full of the obligations.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. The aggregate Cash Consideration is approximately $23.5 million.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 30, 2022, the Company (a) notified Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (b) requested that Nasdaq (i) suspend trading of the Common Stock effective prior to the opening of Nasdaq on December 1, 2022, and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a certification on Form 15 with the SEC requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note, Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant

The information contained in the Introductory Note and Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL, on November 30, 2022, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned indirect subsidiary of the Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of William Aliski, Yehia Hashad, Edward Hurwitz, Scott Koenig, James Robinson, James Rosen, Anne VanLent and Susan Washer ceased to serve in his or her respective position as a member of the Company’s Board of Directors, and any committee thereof effective as of the Effective Time, and (ii) Chris Hollowood, David Fellows and Ashwin Datt, each a director of the Purchaser immediately prior to the Effective Time, became directors of the Company, in each case, effective as of the Effective Time.

In accordance with the terms of the Merger Agreement, David Fellows, Chris Hollowood and Ashwin Datt, each an officer of the Purchaser immediately prior to the Effective Time, became officers of the Company, with (i) Mr. Fellows as President, (ii) Dr. Hollowood as Treasurer and Secretary, and (iii) Mr. Datt as Assistant Secretary, in each case, effective as of the Effective Time. Biographical and other information with respect to Messrs. Fellows and Datt and Dr. Hollowood is set forth in Schedule A to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Syncona Portfolio Ltd on October 26, 2022 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as of immediately following the Effective Time. Copies of the Company’s sixth amended and restated certificate of incorporation and second amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among the Parent, the Purchaser and the Company, dated October 23, 2022 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on October 24, 2022).

3.1*	Sixth Amended and Restated Certificate of Incorporation of the Company.

3.2*	Second Amended and Restated Bylaws of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President & Chief Executive Officer

Date: November 30, 2022